                                                                       Exhibit D


================================================================================











                                  AVIALL, INC.

                            _______________________


                          REGISTRATION RIGHTS AGREEMENT









                          Dated as of December 21, 2001

================================================================================

1.   DEFINITIONS ...........................................................   1

2.   SHELF REGISTRATION ....................................................   4

3.   DEMAND REGISTRATIONS ..................................................   4

(a)    Timing Of Demand Registrations ......................................   4
(b)    Number of Demand Registrations ......................................   5
(c)    Required Thresholds .................................................   5
(d)    Participation .......................................................   5
(e)    Underwriter's Cutback ...............................................   5
(f)    Managing Underwriter ................................................   5

4.   PIGGYBACK REGISTRATIONS ...............................................   6

(a)    Participation .......................................................   6
(b)    Underwriter's Cutback ...............................................   6
(c)    Company Control .....................................................   6

5.   HOLD-BACK AGREEMENTS ..................................................   6

6.   LIQUIDATED DAMAGES ....................................................   7

7.   REGISTRATION PROCEDURES ...............................................   7

8.   REGISTRATION EXPENSES .................................................  11

9.   INDEMNIFICATION .......................................................  12

(a)    Indemnification by Company ..........................................  12
(b)    Indemnification Procedures ..........................................  13
(c)    Indemnification by Holder of Registrable Securities. ................  13
(d)    Contribution ........................................................  14

10.  EXCHANGE ACT REPORTING REQUIREMENTS ...................................  14

11.  REQUIREMENTS FOR PARTICIPATION IN UNDERWRITTEN OFFERINGS ..............  15

12.  FUTURE REGISTRATION RIGHTS AGREEMENTS .................................  15

13.  MISCELLANEOUS .........................................................  16

(a)    Remedies ............................................................  16
(b)    No Inconsistent Agreements ..........................................  16
(c)    Amendments and Waivers ..............................................  16
(d)    Notices .............................................................  16
(e)    Successors and Assigns ..............................................  17
(f)    Counterparts ........................................................  17
(g)    Table of Contents and Headings ......................................  17
(h)    Governing Law .......................................................  17
(i)    Severability ........................................................  17
(j)    Forms ...............................................................  17
(k)    Entire Agreement ....................................................  18

                                  AVIALL, INC.


          This Registration Rights Agreement ("Agreement") is made and entered into as of December 21, 2001, by and among Aviall, Inc., a Delaware corporation (the "Company"), and the investors (herein referred to collectively as the
      -------
"Investors" and individually as an "Investor") constituting the "Purchasers"
 ---------                          --------                     ----------
under the Securities Purchase Agreement dated as of December 17, 2001 (the "Purchase Agreement"). In order to induce the Investors to enter into the
 ------------------
Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

          The parties hereby agree as follows:

1.   Definitions

          As used in this Agreement, the following capitalized terms shall have the following meanings:

          "Board of Directors":  The Board of Directors of the Company.
           ------------------

          "Bridge Securities":  (a)  The shares of Bridge Preferred Stock, (b)
           -----------------
the shares of Common Stock and Mezzanine PreferredStock issued or issuable upon conversion of the Bridge Preferred Stock, and (c) any securities issued or issuable with respect to either (a) or (b) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization.

          "Claim":  Any loss, claim, damages, liability or expense (including
           -----
the reasonable costs of investigation and legal fees and expenses).

          "Common Stock":  The common stock, par value $.01 per share, of the
           ------------
Company.

          "Demand Registration":  A registration pursuant to Section 3 hereof.
           -------------------

          "Effectiveness Deadline":  The deadline set forth in Section 2 hereof.
           ----------------------

          "Equity Security": Any capital stock of the Company or any security
           ---------------
convertible, with or without consideration, into any such stock, or any security carrying any warrant or right to subscribe to or purchase any such stock, or any such warrant or right.

          "Exchange Act":  The Securities Exchange Act of 1934, as from time to
           ------------
time amended.

          "Filing Deadline" The deadline set forth in Section 2 hereof.
           ---------------

          "Firm Commitment Underwritten Offering":  An offering in which the
           -------------------------------------
underwriters agree to purchase securities for distribution pursuant to a registration statement under the Securities

Act and in which the obligation of the underwriters is to purchase all the securities being offered if any are purchased.

          "Holder":  The beneficial owner of a security.  For all purposes of
           ------
this Agreement, the Company shall be entitled to treatthe record owner of a security as the beneficial owner of such security unless the Company has been given written notice of the existence and identity of a different beneficial owner. A Holder of Bridge Preferred Stock shall be deemed to be the Holder of the Common Stock and Mezzanine Preferred Stock into which such Bridge Preferred Stock could be converted.

          "Indemnified Holder": Any Holder of Registrable Securities, any
           ------------------
officer, director, employee or agent of any such Holder and any Person who controls any such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.

          "Initial Increase Date":  The date which is 100 calendar days after
           ---------------------
 the Initial Issue Date.

          "Initial Issue Date":  The date that shares of Bridge Preferred Stock
           ------------------
are first issued by the Company.

          "Misstatement": An untrue statement of a material fact or an omission
           ------------
to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement, Prospectus or preliminary prospectus, in light of the circumstances under which they were made, not misleading.

          "Other Registration Rights Agreement": That certain Registration
           -----------------------------------
Rights Agreement dated as of December 21, 2001 by and amongthe Company, J.H. Whitney Mezzanine Fund, L.P. and the other purchasers named therein.

          "Parity Stock":  The shares of Restricted Stock (as defined in the
           ------------
 Other Registration Rights Agreement).

          "Person":  A natural person, partnership, corporation, business trust,
           ------
association, joint venture, limited liability company or other entity or a government or agency or political subdivision thereof.

          "Piggyback Registration": A registration pursuant to Section 4 hereof.
           ---------------------- "Prospectus": The prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

          "Registrable Securities": The Bridge Securities, any shares of the
           ----------------------
Permanent Preferred Stock, any shares of Common Stock issuable upon conversion of any shares of Permanent Preferred Stock and any securities issued or issuable with respect to thereto by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (including, without limitation the shares of Bridge Preferred Stock issued as dividends on outstanding shares of Bridge Preferred Stock and shares of Permanent Preferred Stock issued as dividends on outstanding shares of Permanent Preferred Stock).

          "Registration":  A Shelf Registration, Demand Registration or a
           ------------
Piggyback Registration.

          "Registration Default": A registration default pursuant to Section 6
           --------------------
hereof.

         "Registration Expenses":  The out-of-pocket expenses incurred in
          ---------------------
connection with a Registration, including:

               (1) all registration and filing fees (including fees with respect to filings required to be made with the National Association of Securities Dealers);

               (2) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or selling Holders in connection with blue sky qualifications of the Registrable Securities and determinations of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or Holders of a majority of the Registrable Securities being sold may designate);

               (3) printing, messenger, telephone and delivery expenses;

               (4) fees and disbursements of counsel for the Company, counsel for the underwriters and of not more than one firm of attorneys for the sellers of the Registrable Securities;

               (5) fees and disbursements of all independent certified public accountants of the Company incurred in connection with such Registration (including the expenses of any special audit and comfort letters incident to such registration);

               (6) fees and disbursements of underwriters (excluding discounts, commissions, fees or expenses of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities); and


               (7) fees and expenses of any other Persons retained by the Company.

          "Registration Statement": Any registration statement under the
           ----------------------
Securities Act on an appropriate form (which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed therewith) which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

          "Securities Act":  The Securities Act of 1933, as from time to time
           --------------
amended.
                                       3

         "SEC":  The Securities and Exchange Commission.
          ---

         "Shelf Registration":  A registration pursuant to Section 2 hereof.
          ------------------

2.   Shelf Registration

          If the Required Stockholder Approval shall not have been obtained on or prior to the Initial Increase Date, the Company shall file with the SEC, as soon as practicable, but in any event within thirty (30) days after the Initial Increase Date (the "Filing Deadline"), a registration statement on Form S-3 (the
                    ---------------
"Shelf Registration Statement") in accordance with Rule 415 of the Securities
 ----------------------------
Act providing for resale, from time to time, of the Bridge Securities by the Holders of the Bridge Securities. The Company shall cause such Registration Statement to become effective under the Securities Act as soon as practicable but in any event within ninety (90) days of the Initial Increase Date (the "Effectiveness Deadline"). The Company shall keep any Shelf Registration
 ----------------------
Statement required by this Section 2 continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 7 hereof and in conformity with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, until the earlier of (a) the date on which the Bridge Securities are no longer outstanding, (b) the date on which all Bridge Securities are eligible for resale under Rule 144(k) promulgated under the Securities Act, and (c) the date on which the Required Stockholder Approval has been obtained and the Permanent Preferred Shares have been issued to the Holders of the Bridge Securities.

3.   Demand Registrations

     (a)  Timing Of Demand Registrations

          Holders of Registrable Securities constituting at least 51% of the Registrable Securities then outstanding may request in writing at any time and from time to time that the Company file a registration statement under the Securities Act on an appropriate form (which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed therewith) covering the shares of Registrable Securities that are the subject of such request. Notwithstanding the foregoing, the Holders of Registrable Securities shall not request that the Company file a registration statement for the Bridge Securities prior to the Initial Increase Date. Following such request, the Company shall (i) file with the SEC, as soon as possible but in any event within thirty (30) days of receipt of such request, such a Registration Statement covering the Registrable Securities requested to be included in such registration and (ii) cause such Registration Statement to be declared effective by the SEC, as soon as possible, but in any event within ninety (90) days of receipt of such request. The Company shall keep any Registration Statement required by this Section 3 continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 7 hereof and in conformity with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, until the earlier of (a) the date on which all Registrable Securities registered pursuant to such Registration Statement have been sold pursuant to such Registration Statement and (b) the date on which all Registrable Securities registered pursuant to such Registration Statement are eligible for resale under Rule 144(k) promulgated under the Securities Act. If requested by the

Holders requesting registration of Registrable Securities pursuant to this
Section 3(a), such registration shall provide for resale, from time to time, of the Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

          (b)  Number of Demand Registrations

               No more than four Demand Registrations pursuant to Section 3(a) shall provide for underwritten offering (any registration for such offering being referred to as an "Underwritten Demand Registration"); provided, however,
                         --------------------------------
that any such Registration shall not be counted as one of the four Underwritten Demand Registrations hereunder unless it becomes effective and is maintained effective in accordance with the requirements specified in Section 3(a).

          (c)  Required Thresholds

               The Company shall not be obligated to prepare, file and cause to become effective pursuant to this Section 3 a Registration Statement unless the proposed aggregate public offering price of the securities to be included in such Demand Registration is at least $10,000,000 (except for the final Demand Registration exercised).

          (d)  Participation

               The Company shall promptly give written notice to all Holders of Registrable Securities upon receipt of a request for a Demand Registration pursuant to Section 3(a) above. The Company shall, subject to Section 3(e) below, include in such Demand Registration such shares of Registrable Securities for which it has received written requests to register such shares within 20 days after such written notice has been given. No shares of Common Stock or other securities to be sold by the Company or any holder of shares of Common Stock or other securities of the Company (other than the Holders) shall be included in any Registration effected pursuant to this Section 3.

          (e)  Underwriter's Cutback

               If the public offering of Registrable Securities is to be underwritten and, in the good faith judgment of the managing underwriter, the inclusion of all the Registrable Securities requested to be registered hereunder would interfere with the successful marketing of a smaller number of such shares of Registrable Securities, the number of shares of Registrable Securities to be included in such registration shall be reduced to such smaller number with the participation in such offering to be pro rata among the Holders of Registrable Securities requesting such registration, based upon the number of shares of Registrable Securities owned by such Holders.

          (f)  Managing Underwriter

               The managing underwriter or underwriters of any underwritten public offering covered by a Demand Registration shall be selected by the Holders of a majority of the shares of Registrable Securities to be included in such registration and shall be reasonably acceptable to the Company. For the purposes hereof, the parties hereto agree that Salomon Smith Barney shall be an acceptable underwriter.

4.   Piggyback Registrations

     (a)  Participation

          Each time the Company decides to file a registration statement under the Securities Act (other than registrations on Forms S-4 or S-8 or any successor form thereto, and other than a Demand Registration) covering the offer and sale by it or any of its security Holders of any of its securities for cash (other than any Registration Statement filed pursuant to the Other Registration Rights Agreement) (a "Piggyback Registration"), the Company shall give written
                      ----------------------
notice thereof to all Holders of outstanding Registrable Securities. The Company shall include in such Registration Statement such shares of Registrable Securities for which it has received written requests to register such shares within 20 days after such written notice has been given. If the Registration Statement is to cover an underwritten offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

     (b)  Underwriter's Cutback

          Subject to the requirements of Section 11 hereof, if in the good faith judgment of the managing underwriter of such offering the inclusion of all of the shares of Registrable Securities and any other Common Stock requested to be registered would interfere with the successful marketing of a smaller number of such shares, then the number of shares of Registrable Securities and other Common Stock to be included in the offering shall be reduced to such smaller number with the participation in such offering to be in the following order of priority: (i) first, the shares of Common Stock which the Company proposes to sell for its own account, (ii) second, the shares of Registrable Securities and the Parity Stock requested to be included in such registration, and (iii) third, any other shares of Common Stock requested to be included. Any necessary allocation among the Holders of Registrable Securities and Holders of shares of Parity Stock shall be pro rata among such Holders based upon the number of
                      --- ----
shares of Parity Stock and Registrable Securities owned by such Holders.

     (c)  Company Control

          The Company may decline to file a Registration Statement after giving notice to any Holder pursuant to Section 4(a) above, or withdraw a Registration Statement filed pursuant to Section 4(a) after filing and after such notice, but prior to the effectiveness thereof, provided that the Company shall promptly notify each Holder in writing of any such action and provided further that the Company shall bear all expenses incurred by such Holder or otherwise in connection with such withdrawn Registration Statement.

5.   Hold-Back Agreements

          Except as required pursuant to the Other Registration Rights Agreement, the Company agrees not to effect any public sale or distribution of its Equity Securities during the 30-day period prior to, and during the 120-day period after, the effective date of each underwritten offering made pursuant to a Demand Registration or a Piggyback Registration, if so requested in writing by the managing underwriter of any offering effected pursuant to this Agreement (except as part of such underwritten offering or pursuant to registrations on Forms S-4 or S-8).

6.   Liquidated Damages

          If (i) the Shelf Registration Statement required by this Agreement is not filed with the SEC on or prior to the Filing Deadline, (ii) the Shelf Registration Statement has not been declared effective by the SEC on or prior to the applicable Effectiveness Deadline, or (iii) the Shelf Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 2 days by a post-effective amendment to the Shelf Registration Statement that cures such failure and that is itself declared effective within 5 days of filing such post-effective amendment to the Shelf Registration Statement (each such event referred to in clauses (i) through
(iii), a "Registration Default"), then the Company hereby agrees to pay to each
          --------------------
Holder of Bridge Securities affected thereby liquidated damages in an amount equal to $0.50 per week per $1,000 liquidation preference of the Bridge Preferred Stock and/or Mezzanine Preferred Stock held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the liquidated damages shall increase by an additional $0.25 per week per $1,000 liquidation preference of the Bridge Preferred Stock and/or Mezzanine Preferred Stock with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $2.50 per week per $1,000 liquidation preference of the Bridge Preferred Stock and/or Mezzanine Preferred Stock; provided that the Company shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Shelf Registration Statement, in the case of (i) above, (2) upon the effectiveness of the Shelf Registration Statement, in the case of (ii) above, (3) upon the filing of a post-effective amendment to the Shelf Registration Statement or an additional Registration Statement that causes the Shelf Registration Statement to again be declared effective or made usable in the case of (iii) above, the liquidated damages payable with respect to the Registrable Securities as a result of such clause
(i), (ii) or (iii), as applicable, shall cease.

          All accrued liquidated damages shall be paid to the Holders entitled thereto, in cash on each Dividend Payment Date (as defined in the Bridge Preferred Stock Certificate of Designations or the Preferred Stock Certificate of Designations, as applicable). Notwithstanding the fact that any securities for which liquidated damages are due cease to be Registrable Securities, all obligations of the Company to pay liquidated damages with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

7.   Registration Procedures

          In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company shall:

          (a) prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Sections 2, 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (B) not to be effective and usable for resale of Registrable Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if SEC review is required, use its commercially reasonable efforts to cause such amendment to be declared effective by the SEC as soon as practicable;

          (b) prepare and file with the SEC such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Sections 2, 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

          (c) promptly notify the selling Holders of Registrable Securities and the managing underwriter, if any, and (if requested by any such Person) confirm such advice in writing,

               (1) when the Prospectus or any supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

               (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

               (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

               (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

               (5) of the existence of any fact or the happening of any event which results in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any document incorporated therein by reference containing a Misstatement;

          (d) make every commercially reasonable effort to obtain the withdrawal or lifting of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

          (e) if requested by the managing underwriter or a Holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a supplement or post-effective amendment such information as the managing underwriter and the Holders of a majority of the Registrable Securities being sold agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such supplement or post-effective amendment as soon as notified of the matters to be incorporated in such supplement or post-effective amendment;

               (f) furnish to each selling Holder of Registrable Securities and the managing underwriter, without charge, before filing with the SEC, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (not including any Form 8-K, Form 10-Q, Form 10-K or Proxy Statement incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of three Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (not including any Form 8-K, Form 10-Q, Form 10-K or Proxy Statement incorporated by reference after the initial filing of such Registration Statement) to which such Holders shall reasonably object within three Business Days after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a Misstatement or fails to comply with the applicable requirements of the Securities Act;

               (g) furnish to each Holder of Registrable Securities and the managing underwriter, without charge, at least one copy of the Registration Statement, as first filed with the SEC, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

               (h) deliver to each selling Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of each Prospectus (and each preliminary prospectus) as such Persons may reasonably request (the Company hereby consenting to the use of each such Prospectus (or preliminary prospectus) by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus (or preliminary prospectus) in accordance with applicable law and the disclosure set forth in such Prospectus);

               (i) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as such selling Holders or underwriters may designate in writing and do anything else reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

               (j) cooperate with the selling Holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriter may reasonably request at least three business days prior to any sale of Registrable Securities to the underwriters;

              (k) cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

              (l) if the Registration Statement or the Prospectus contains a Misstatement, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain a Misstatement;

              (m) cause all Registrable Securities covered by the Registration Statement to be listed on the New York Stock Exchange;

              (n) provide a CUSIP number for all Registrable Securities not later than the effective date of the Registration Statement;

              (o) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in customary form with the managing underwriter of such offering and perform all other action as are customary in such an underwritten public offering, including reasonable participation of senior management in a "road show."

              (p) enter into such agreements (including an underwriting agreement) and do anything else reasonably necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with applicable law and the disclosure set forth in the applicable Registration Statement, and in such connection, whether or not the registration is an underwritten registration:

                     (1) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings;

                     (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter, if any, and the Holders of a majority of the Registrable Securities being sold) addressed to each selling Holder and the underwriter, if any, covering the matters customarily covered in opinions delivered to underwriters in primary underwritten offerings and such other matters as may be reasonably requested by such Holders or underwriters;

                     (3) obtain comfort letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders of Registrable Securities registered thereunder and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with underwritten offerings; and

                     (4) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold and the managing underwriter, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The above shall be done at each closing under such underwriting or similar agreement;

              (q) following reasonable advance notice, make available for inspection by representatives of the Holders of a majority of the Registrable Securities being sold, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the sellers or any such underwriter, all relevant financial and other records and pertinent corporate documents and properties of the Company, as shall be reasonably deemed necessary the such Holder, and cause the Company's officers, directors and employees to supply all relevant information, reasonably requested by any such selling Holder, underwriter, attorney or accountant in connection with the Registration as is customary for similar due diligence examinations during normal business hours at the offices where such information is normally kept; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order; and

              (r) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security Holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (x) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten offering, or, if not sold to underwriters in such an offering, (y) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods.

              Notwithstanding anything set forth in this Agreement, the Company shall have the right once per calendar year to delay the filing of a Registration Statement pursuant to this Agreement and to suspend the effectiveness of any such Registration Statement for a reasonable period of time (not exceeding thirty (30) days) if the Company furnishes to the selling Holders a certificate signed by the Chairman of the Board or the President of the Company stating that the Company has determined in good faith that effecting such registration or offering at such time would adversely affect a material financing, acquisition or disposition of assets, distribution rights or stock, merger or other comparable transaction or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company.

8. Registration Expenses

              (a) All expenses incurred in connection with the Company's performance of or compliance with this Agreement will be borne by the Company (other than underwriting discounts or commissions), regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing, messenger and delivery services and telephone; (iv) all fees and disbursements of one counsel for the Company and one counsel for the Holders of Registrable Securities; (v) all application and filing fees in connection with listing the Registrable Securities on the New York Stock Exchange pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

              The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

              (b) In connection with any Registration Statement required by this Agreement, the Company will reimburse the Holders of Registrable Securities for the reasonable fees and disbursements of not more than one counsel.

              Notwithstanding the foregoing, the Company shall not have any obligation whatsoever in respect of any underwriters' discounts or commissions, brokerage commissions, dealers' selling concessions, transfer taxes or except as otherwise expressly set forth herein.

9. Indemnification

       (a)    Indemnification by Company

              The Company agrees to indemnify and hold harmless each Indemnified Holder from and against all Claims arising out of or based upon any Misstatement or alleged Misstatement, except insofar as such Misstatement or alleged Misstatement was based upon or reliance upon information furnished in writing to the Company by such Indemnified Holder expressly for use in the document containing such Misstatement or alleged Misstatement. This indemnity shall not be exclusive and shall be in addition to any liability which the Company may otherwise have.

              The foregoing notwithstanding, the Company shall not be liable to the extent that any such Claim arises out of or is based upon a Misstatement or alleged Misstatement made in any preliminary prospectus if (i) such Indemnified Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities giving rise to such Claim and (ii) the Prospectus would have corrected such untrue statement or omission.

              In addition, the Company shall not be liable to the extent that any such Claim arises out of or is based upon a Misstatement or alleged Misstatement in a Prospectus, (x) if such Misstatement or alleged Misstatement is corrected in an amendment or supplement to such Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Indemnified Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale to the person who purchased a Registrable Security from such Indemnified Holder and who is asserting such Claim.

       (b)    Indemnification Procedures

              If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel satisfactory to such Indemnified Holder and the payment of all expenses.

              Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be the expense of such Indemnified Holder unless (i) the Company has agreed to pay such fees and expenses, (ii) the Company shall have failed to assume the defense of such action or proceeding or has failed to employ counsel reasonably satisfactory to such Indemnified Holder in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Holder and the Company, and such Indemnified Holder shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Holder that are different from or additional to those available to the Company.

              If such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company as permitted by the provisions of the preceding paragraph, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder. The foregoing notwithstanding, the Company shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Holder and any other Indemnified Holders (which firm shall be designated in writing by such Indemnified Holders) in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances.

              The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment to the extent such Indemnified Holder is entitled to indemnification under Section 9(a).

       (c)    Indemnification by Holder of Registrable Securities.

              Each Holder of Registrable Securities agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement, Prospectus or preliminary prospectus. In no event, however, shall the liability hereunder of any selling Holder of Registrable Securities be greater than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

              In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against a Holder of Registrable Securities, such Holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by Sections 9(a) and 9(b) above.

       (d)    Contribution

              If the indemnification provided for in this Section 9 is unavailable to an indemnified party under Section 9(a) or Section 9(c) above (other than by reason of exceptions provided in those Sections) in respect of any Claims referred to in such Sections, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such Claims as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in Section 9(b), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

              The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the Misstatement or alleged Misstatement relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Misstatement or alleged Misstatement.

              The Company and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

              Notwithstanding the provisions of this Section 9(d), an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which (i) the total price at which the securities that were sold by such Indemnified Holder and distributed to the public were offered to the public exceeds (ii) the amount of any damages which such Indemnified Holder has otherwise been required to pay by reason of such Misstatement.

              No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

10. Exchange Act Reporting Requirements

              From and after the date hereof, the Company shall timely file such information, documents and reports as the SEC may require or prescribe under
Section 13 or 15(d) (whichever is applicable) of the Exchange Act by all Persons to which such requirements are applicable (whether or not such requirements are applicable to the Company. In addition, the Company shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the SEC as a condition to the availability of Rule 144 under the Securities Act (or any successor provision) and the use of Form S-3.

              From and after the date hereof, the Company shall forthwith upon request furnish any Holder of Registrable Securities (i) a written statement by the Company that it has complied with such reporting requirements, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents filed by the Company with the SEC as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act.

              The purpose of the foregoing requirements are (x) to enable any such Holder to comply with the current public information requirements contained in paragraph (c) of Rule 144 under the Securities Act (or any successor provision) and (y) to qualify the Company for the continued use of registration statements on Form S-3.

11.  Requirements for Participation in Underwritten Offerings

              No Person may participate in any underwritten offering pursuant to a Registration hereunder unless such Person (a) agrees to sell such Person's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

12.  Future Registration Rights Agreements

              Except for an underwriting agreement between the Company and one or more professional underwriters of securities, the Company shall not agree to register any Equity Securities under the Securities Act unless such agreement specifically provides that:

              (a) the Holder of such Equity Securities may not participate in any Demand Registration without the consent of the Holders of a majority of the shares of the Registrable Securities included in such registration.

              (b) the Holder of such Equity Securities may not participate in any Piggyback Registration if the sale of Registrable Securities is to be underwritten unless, if the managing underwriter limits the total number of shares to be sold, the Holders of such Equity Securities and the Holders of Registrable Securities are entitled to participate in such underwritten distribution based on the order of priority set forth in Section 3 hereof; and

              (c) all Equity Securities excluded from any Registration as a result of the foregoing limitations may not be publicly offered or sold for a period (not to exceed at least 30 days prior to the effective date and 120 days thereafter) that the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering of Registrable Securities registered pursuant to this Agreement.

13.    Miscellaneous

       (a)    Remedies

              Each Holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein, in the Purchase Agreement and granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

       (b)    No Inconsistent Agreements

              The Company shall not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

              Except for the Other Registration Rights Agreement, the Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person. The rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the Holders of the Company's securities under any such agreements.

       (c)    Amendments and Waivers

              The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of at least a majority of the outstanding shares of Registrable Securities. The foregoing notwithstanding, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders of shares of Registrable Securities whose shares are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of shares of Registrable Securities may be given by the Holders of a majority of the shares of Registrable Securities being sold.

       (d)    Notices

              All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                     (i) if to a Holder of Registrable Securities, at the most current address given by such Holder to the Company in accordance with the provisions hereof, which address initially is, with respect to each Investor, the address set forth in the Purchase Agreement, with a copy to Latham & Watkins, 555 11/th/ Street, N.W., Suite 1300, Washington, D.C. 20004, Attention: Daniel T. Lennon, Esq.; and

                     (ii) if to the Company, initially at its address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions hereof, with a copy to Haynes and Boone, LLP, 901 Main Street, Dallas, Texas 75202,
       Attention: Janice V. Sharry, Esq.

              All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery. The Company shall promptly provide a list of the most current addresses of the Holders of Registrable Securities given to it in accordance with the provisions hereof to any such Holder for the purpose of enabling such Holder to communicate with other Holders in connection with this Agreement.

       (e)    Successors and Assigns

              This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

       (f)    Counterparts

              This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

       (g)    Table of Contents and Headings

              The table of contents and headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

       (h)    Governing Law

              This Agreement shall be governed by and construed in accordance with the laws of the State New York.

       (i)    Severability

              In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

       (j)    Forms

              All references in this Agreement to particular forms of registration statements are intended to include all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

       (k)    Entire Agreement

              This Agreement and the Purchase Agreement are intended by the parties as the final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                AVIALL, INC.



                                     By:  /s/ Jeffrey J. Murphy
                                          ---------------------
                                          Name:    Jeffrey J. Murphy
                                          Title:   Senior Vice President,
                                                   Law and Human Resources,
                                                   Secretary and General Counsel


                                CARLYLE PARTNERS III, L.P.

                                By:  TC Group III, L.P., its General Partner

                                By:  TC Group III, L.L.C., its General Partner

                                By:  TC Group, L.L.C., its Managing Member

                                By:  TCG Holdings, L.L.C., its Managing Member

                                     By:  /s/ Peter J. Clare
                                          ------------------
                                          Name: Peter J. Clare
                                          Title: Managing Director


                                CP III COINVESTMENT, L.P.

                                By:  TC Group III, L.P., its General Partner

                                By:  TC Group III, L.L.C., its General Partner

                                By:  TC Group, L.L.C., its Managing Member

                                By:  TCG Holdings, L.L.C., its Managing Member

                                     By:  /s/ Peter J. Clare
                                          ------------------
                                          Name: Peter J. Clare
                                          Title: Managing Director